UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported): September 4, 2012 (August 31, 2012)

CELL THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Washington	001-12465	91-1533912
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3101 Western Avenue, Suite 600

Seattle, Washington 98121

(Address of principal executive offices)

Registrant’s telephone number, including area code: (206) 282-7100

Not applicable

(Former name or former address, if changed since last report).

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 31, 2012, in connection with Cell Therapeutics, Inc.’s (the “Company”) one-for-five reverse stock split (the “Reverse Stock Split”), the Company amended its Shareholder Rights Agreement dated as of December 28, 2009, between the Company and Computershare Trust Company, N.A., as Rights Agent (the “Rights Plan”), to be effective after the effective date of Reverse Stock Split. The Reverse Stock Split was effective on September 2, 2012. The following description of the terms of the amendment does not purport to be complete and is qualified in its entirety by reference to the amendment, which is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

The amendment decreases the exercise price of the preferred stock purchase rights (“Rights”) under the Rights Plan from $36.00 to $14.00, decreases the number of shares of preferred stock issuable upon the exercise of a Right from six ten-thousandths (6/10,000th) to one ten-thousandth (1/10,000th), and decreases the redemption price of each Right from $0.0006 to $0.0001. The amendment also revises and expands the definitions of “acquiring person” and “beneficial ownership” under the Rights Plan. The Rights were initially distributed as a dividend on each share of the Company’s common stock, no par value per share (“Common Stock”), outstanding on January 7, 2010, and currently trade with each outstanding share of Common Stock.

Item 3.03	Material Modification to Rights of Security Holders.

Please see the disclosure set forth under Item 1.01, which is incorporated by reference into this Item 3.03.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers.

The Company’s Board of Directors (the “Board”) previously approved, subject to shareholder approval, an amendment to the Cell Therapeutics, Inc. 2007 Equity Incentive Plan, as amended and restated (the “2007 Equity Plan”), that would increase the number of shares of Common Stock that may be delivered pursuant to awards granted under the 2007 Equity Plan by an additional 3,000,000 shares. According to the results from the Company’s annual meeting of shareholders held on August 31, 2012, in Seattle, Washington (the “Annual Meeting”), the Company’s shareholders have approved the amendment to the 2007 Equity Plan. (All share numbers in this Current Report on Form 8-K are presented after giving effect to the Reverse Stock Split that was effective on September 2, 2012, except as noted in Item 5.07 below.)

The following summary of the 2007 Equity Plan is qualified in its entirety by reference to the text of the 2007 Equity Plan attached hereto as Exhibit 10.1.

The Board or one or more committees appointed by the Board administers the 2007 Equity Plan. The Board has delegated general administrative authority for the 2007 Equity Plan to the Compensation Committee of the Board. The administrator of the 2007 Equity Plan has broad authority under the 2007 Equity Plan to, among other things, select participants and determine the type(s) of award(s) that they are to receive, and determine the number of shares that are to be subject to awards and the terms and conditions of awards, including the price (if any) to be paid for the shares or the award.

Persons eligible to receive awards under the 2007 Equity Plan include officers or employees of the Company or any of its subsidiaries, directors of the Company, and certain consultants and advisors to the Company or any of its subsidiaries.

After giving effect to the 2007 Equity Plan amendment, the maximum number of shares of Common Stock that may be issued or transferred pursuant to awards under the 2007 Equity Plan equals 9,522,036 shares. The types of awards that may be granted under the 2007 Equity Plan include stock options, stock appreciation rights, restricted stock and other forms of awards granted or denominated in the Common Stock or units of the Common Stock, as well as certain cash bonus awards.

As is customary in incentive plans of this nature, each share limit and the number and kind of shares available under the 2007 Equity Plan and any outstanding awards, as well as the exercise or purchase prices of awards, and performance targets under certain types of performance-based awards, are subject to adjustment in the event of certain reorganizations, mergers, combinations, recapitalizations, stock splits, stock dividends, or other similar events that change the number or kind of shares outstanding, and extraordinary dividends or distributions of property to the shareholders.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 4, 2012, the Company filed an amendment (the “Amendment”) to the Company’s amended and restated articles of incorporation, as amended (the “Articles”), reflecting an increase in the total number of authorized shares of the Company from 76,999,999 to 150,333,333 and an increase in the Company’s authorized shares of Common Stock from 76,666,666 to 150,000,000. The Amendment was approved by the Company’s shareholders at the Annual Meeting.

A copy of the Amendment, which was effective as of September 4, 2012, is attached to this Current Report on Form 8-K as Exhibit 3.1 and is hereby incorporated by reference herein.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the Company’s shareholders approved the six proposals listed below. The proposals are described in detail in the Company’s definitive proxy statement dated July 27, 2012 for the Annual Meeting. The number of shares that were voted at the Annual Meeting for each of the proposals described below is presented without giving effect to the Reverse Stock Split.

The results are as follows:

Proposal 1. Election of Directors

The Company’s shareholders voted on a proposal to elect three Class III directors to the Board, each to serve until the 2015 Annual Meeting of Shareholders. Pursuant to the Company’s Second Amended and Restated Bylaws, the three Class III nominees for director seats who received the most votes cast at the Annual Meeting were elected. The results of the voting were as follows:

Nominee	Director Class	Votes For	Votes Withheld	Broker Non-Votes
Richard L. Love	Class III	62,667,708	27,849,788	41,469,773
Mary O. Mundinger, DrPH	Class III	62,721,118	27,796,378	41,469,773
Jack W. Singer, M.D.	Class III	62,673,097	27,844,399	41,469,773

Broker non-votes occur when a broker is not permitted to vote on a certain matter without instructions from the beneficial owner, and such instructions are not given. Broker non-votes had no effect on the outcome of this proposal since the election of directors is based on the number of votes actually cast.

Proposal 2. Amendment of the Amended and Restated Articles of Incorporation

The Company’s shareholders voted on a proposal to approve the Amendment to the Articles to increase the total number of authorized shares of the Company. The increase approved by the Company’s shareholders at the Annual Meeting was an increase in the total number of authorized shares of the Company from 76,999,999 to 150,333,333 and an increase in the Company’s authorized shares of Common Stock from 76,666,666 to 150,000,000. The results of the voting included 88,535,576 votes for, 1,833,944 votes against, 147,976 votes abstained and 41,469,773 broker non-votes. The Amendment was approved.

Proposal 3. Amendment of the 2007 Equity Plan

The Company’s shareholders voted on a proposal to approve an amendment to the 2007 Equity Plan to increase the number of shares of Common Stock available for issuance under the 2007 Equity Plan by 3,000,000 shares of Common Stock. The results of the voting included 83,615,013 votes for, 6,762,155 votes against, 140,328 votes abstained and 41,469,773 broker non-votes. Broker non-votes had no effect on the outcome of this proposal since the approval of the amendment to the 2007 Equity Plan is based on the number of votes actually cast. The amendment to the 2007 Equity Plan was approved.

Proposal 4. Approval of the Issuance of Securities in Connection with, or to Finance, the Acquisition of Assets of S*BIO Pte Ltd. and Related Milestone Payments

The Company’s shareholders voted on a proposal to approve the shares issued to S*BIO Pte Ltd. in connection with, or to finance, the acquisition of assets of S*BIO Pte Ltd. and at the Company’s option, to issue shares of Common Stock or shares of preferred stock in lieu of cash for up to 50% of the milestone payments pursuant to the asset purchase agreement entered into with S*BIO Pte Ltd. on April 18, 2012. The results of the voting included 88,670,851 votes for, 1,635,126 votes against, 211,519 votes abstained and 41,469,773 broker non-votes. Broker non-votes had no effect on the outcome of this proposal since the approval of this proposal is based on the number of votes actually cast. This proposal was approved.

Proposal 5. Approval of the Issuance of Securities in Connection with the Offering of Series 15 Preferred Stock

The Company’s shareholders voted on a proposal to approve the issuance of shares of preferred stock and shares of Common Stock issuable upon conversion of the preferred stock, warrants and shares of Common Stock issuable upon exercise of the warrants, and at the Company’s option, the issuance of shares of Common Stock in lieu of cash upon exchange of such warrants issued to Socius CG II, Ltd. (“Socius”) pursuant to the securities purchase agreement entered into in connection with the offering of Series 15 Convertible Preferred Stock on May 29, 2012. The results of the voting included 88,790,433 votes for, 1,493,938 votes against, 233,125 votes abstained and 41,469,773 broker non-votes. Broker non-votes had no effect on the outcome of this proposal since the approval of this proposal is based on the number of votes actually cast. Votes by Socius were not counted in determining if a majority of the total votes cast on the proposal, voting in person or by proxy have approved the proposal. This proposal was approved.

Proposal 6. Ratification of Selection of Independent Auditors

The Company’s shareholders voted on a proposal to ratify the selection of Marcum LLP as the Company’s independent auditors for the year ending December 31, 2011. The results of the voting included 126,109,224 votes for, 3,680,274 votes against, 2,197,771 votes abstained and no broker-non votes. The appointment of Marcum LLP was ratified.

Item 7.01	Regulation FD Disclosure.

On August 31, 2012, the Company issued a press release entitled “Cell Therapeutics, Inc. Reports Outcome of Annual Meeting of Shareholders.” A copy of the press release is furnished and not filed pursuant to Item 7.01 as Exhibit 99.1 to this Current Report on Form 8-K.

On September 5, 2012, the Company plans to issue a press release in Italy regarding the Amendment entitled “Cell Therapeutics, Inc. (CTI) Files Amendment to Articles of Incorporation.” A copy of the English translation of the press release is furnished and not filed pursuant to Item 7.01 as Exhibit 99.2 to this Current Report on Form 8-K.

Such information shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

3.1	Amendment to Amended and Restated Articles of Incorporation of Cell Therapeutics, Inc.

4.1	First Amendment to Shareholder Rights Agreement, dated as of August 31, 2012, between Cell Therapeutics, Inc. and Computershare Trust Company, N.A., as Rights Agent.

10.1	Cell Therapeutics, Inc. 2007 Equity Incentive Plan, as amended and restated.

99.1	Press Release, dated August 31, 2012, entitled “Cell Therapeutics, Inc. Reports Outcome of Annual Meeting of Shareholders.”

99.2	English translation of the Press Release, dated September 5, 2012, entitled “Cell Therapeutics, Inc. (CTI) Files Amendment to Articles of Incorporation.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELL THERAPEUTICS, INC.

Date: September 4, 2012	By:	/s/ James A. Bianco, M.D.
James A. Bianco
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

3.1	Amendment to Amended and Restated Articles of Incorporation of Cell Therapeutics, Inc.

4.1	First Amendment to Shareholder Rights Agreement, dated as of August 31, 2012, between Cell Therapeutics, Inc. and Computershare Trust Company, N.A., as Rights Agent.

10.1	Cell Therapeutics, Inc. 2007 Equity Incentive Plan, as amended and restated.

99.1	Press Release, dated August 31, 2012, entitled “Cell Therapeutics, Inc. Reports Outcome of Annual Meeting of Shareholders.”

99.2	English translation of the Press Release, dated September 5, 2012, entitled “Cell Therapeutics, Inc. (CTI) Files Amendment to Articles of Incorporation.”